Associated Banc-Corp 3Q 2011 Earnings Presentation October 20, 2011 Exhibit 99.2

Forward-Looking Statements
Important note regarding forward-looking statements:

Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This
includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties.
These statements may be identified by the use of words such as “believe”, “expect”,
“anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s  most recent Form 10-K and any subsequent
Form10-Q.

Third Quarter 2011 Highlights
•
Net income to common shareholders of $34 million or $0.20 per share
•
Pre-tax income improved 33%, or $15 million and net income to common shareholders improved 33%, or $8 million from the prior quarter
•
Total loans of $13.5 billion were up 3% from the end of the second quarter
– Commercial and business lending (C&I, leasing, and owner-occupied CRE loans) grew by a net $198 million on a linked-quarter basis
– Commercial real estate lending (Investor CRE and construction loans) increased by a net
$108 million from the prior quarter
– Retail loans and residential mortgages grew by a net $108 million during the third quarter
•
Continued improvement in key credit metrics
– Nonaccrual loans declined 14% from the prior quarter and 45% on a year-over-year basis to
$403 million, the lowest level in seven quarters
– Provision for loan losses of $4 million was down significantly from the prior quarter
– Net charge-offs of $30 million were down 32% from $45 million for the second quarter
•
Capital ratios remain very strong with a Tier 1 common ratio of 12.44% and total capital ratio of 15.81%
•
Completed the repurchase of remaining TARP funds through senior note and preferred stock offerings

Loan Portfolio Growth and Composition

Total Loans of $13.5 billion at September 30, 2011
Loan Mix – 4Q 2008 vs 3Q 2011
Total Loans ($ in billions)
+3% QoQ
4Q 2008
3Q 2011
Peak Loans (4Q 2008) $16.3 billion
$12.4
$12.6
$12.7
$13.1
$13.5
$10.5
$12.0
$13.5
$15.0
$16.5
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
CRE Investor
14%
Construction
14%
Commercial &
Business
Lending
35%
Res Mtg
14%
Home Equity
18%
Consumer
5%
CRE Investor
19%
Construction
4%
Commercial &
Business
Lending
33%
Res Mtg
21%
Home Equity
19%
Consumer
4%

Managing the Cost of Funds and Customer Funding Levels

Cost of Money Market Deposits
Cost of Interest-Bearing Liabilities
$6.8b $6.0b $5.1b $5.0b $5.1b
$16.4b $15.5b $14.9b $15.3b $15.2b
Net Customer Deposits and Funding
($ in billions)
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
0.54%
0.47%
0.37%
0.33%
0.30%
1.03%
0.98%
0.89%
0.91%
0.83%
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
$14.6
$14.2
$14.7
$15.0
$15.7
3Q 2010
4Q 2010 1Q 2011 2Q 2011 3Q 2011

Continuing Decline in Potential Problem Loans
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
YoY
Change
Commercial and industrial
$ 373,955 $     354,284 $     348,949 $     229,407 $     207,351
(45%)
Commercial real estate
553,126 492,778 465,376 382,056 392,737
(29%)
Real estate - construction
175,817 91,618 70,824 63,186 37,155
(79%)
Lease financing
2,302 2,617 1,705 1,399 507
(78%)
Total commercial
1,105,200 941,297 886,854 676,048 637,750
(42%)
Home equity
6,495 3,057 4,737 4,515 4,975
(23%)
Installment
692 703 230 216 272
(61%)
Total retail
7,187 3,760 4,967 4,731 5,247
(27%)
Residential mortgage
19,416 18,672 19,710 18,575 16,550
(15%)
Total Potential Problem Loans
$ 1,131,803 $    963,729 $    911,531 $     699,354 $     659,547
(42%)

($ in millions)

Significant Improvements in Credit Quality Indicators

($ in millions)
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
$        64.0 $       63.0 $       31.0 $       16.0 $         4.0
Net charge offs $      109.9 $     108.2 $       53.4 $       44.5 $       30.2
ALLL/Total loans 4.22% 3.78% 3.59% 3.25% 2.96%
ALLL/Nonaccruals 71.72% 83.02% 93.07% 91.09% 99.09%
NPA/Assets 3.47% 2.84% 2.50% 2.33% 2.03%
Nonaccruals/Loans 5.88% 4.55% 3.86% 3.57% 2.99%
NCOs / Avg Loans 3.39% 3.41% 1.71% 1.37% 0.90%
Provision for loan losses

Maintaining a Strong Capital Profile
3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011
ASBC Capital Ratios
Stockholders’ equity / assets 14.21% 14.50% 14.88% 13.60% 13.01%
Tangible common equity / tangible assets 8.03% 8.12% 8.42% 8.49% 8.77%
Tangible equity / tangible assets 10.41% 10.59% 10.93% 9.71% 9.07%
Tier 1 common equity / risk-weighted assets 12.31% 12.26% 12.65% 12.61% 12.44%
Tier 1 leverage ratio 10.78% 11.19% 11.65% 10.46% 9.62%
Tier 1 risk-based capital ratio 17.68% 17.58% 18.08% 16.03% 14.35%
Total risk-based capital ratio 19.16% 19.05% 19.56% 17.50% 15.81%

– Solid third quarter results, with EPS of $0.20 per common share
– Loan portfolio grew 3% from the second quarter to $13.5 billion, with strong growth from major segments
– Credit continues to improve
– Increasing pre-tax income, up 33% from prior quarter

3Q 2011
Summary
– Continuing to execute our strategic initiatives for loan growth
– Modest pressure on the net interest margin
– Continuing to invest in our brand, our footprint, and our people
Remainder of 2011 – Positioning for the Future
– Our customer centric investments will provide attractive returns
– Focusing on levers for earnings expansion
2012 and Beyond – Investing in Our Franchise

Deposit and Funding Portfolio Trends

($ in thousands)
Cost of Funds
Jun 30, 2011 Sep 30, 2011 $ Change % Change 3Q 2011
Demand 3,218,722 $    3,711,570 $    492,848     15%
Savings 1,007,337       1,013,195       5,858          1% 0.11%
Interest-bearing demand 1,931,519       2,071,627       140,108     7% 0.18
Money market 4,982,492       5,205,401       222,909     4% 0.30
Brokered CDs 316,670          203,827          (112,843)    -36% 1.29
Other time deposits 2,609,310       2,576,790       (32,520)      -1% 1.50
     Total deposits 14,066,050     14,782,410     716,360     5% 0.56
Customer repo sweeps 930,101          871,619          (58,482)      -6%
Customer repo term 1,147,938       1,141,450       (6,488)         -1%
     Total customer funding 2,078,039       2,013,069       (64,970)      -3%
Total Deposits and Customer Funding 16,144,089     16,795,479     651,390     4%
Network transaction deposits 824,003          875,630          51,627        6%
Brokered CDs 316,670          203,827          (112,843)    -36% 1.29
    Total Networked and Brokered Deposits 1,140,673       1,079,457       (61,216)      -5%
Net Customer Deposits and Funding 15,003,416 $  15,716,022 $  712,606     5%
Jun 11 vs Sep 11
Period End Deposit and Customer Funding Composition

Loan Portfolio Trends

($ in thousands)
Cost of Funds
Jun 30, 2011 Sep 30, 2011 $ Change % Change 3Q 2011
Commercial and industrial 3,202,301 $    3,360,502 $    158,201     5%
Lease financing 54,001             54,849             848             2%
Commercial real estate - owner occupied 1,030,060       1,068,616       38,556        4%
     Commerical and business lending 4,286,362       4,483,967       197,605     5%
Commercial real estate - investor 2,393,626       2,481,411       87,785        4%
Real estate - construction 533,804          554,024          20,220        4%
     Commercial real estate lending 2,927,430       3,035,435       108,005     4%
        Total commercial 7,213,792       7,519,402       305,610     4% 4.28%
Home equity 2,594,029       2,571,404       (22,625)      -1%
Installment 589,714          572,243          (17,471)      -3%
     Total retail 3,183,743       3,143,647       (40,096)      -1% 4.78
     Residential mortgage 2,692,054       2,840,458       148,404     6% 4.09
Total Loans 13,089,589 $  13,503,507 $  413,918     3% 4.36
Jun 11 vs Sep 11
Period End Loan Composition